AMENDMENT NO. 2 TO MASTER LEASE AGREEMENT
(“Annex A”)

        THIS AMENDMENT No. 2 TO MASTER LEASE AGREEMENT (the “Amendment”) is made and entered into effective as of the 1st day of July, 2008, by and between Aspen Country, LLC., a Utah limited liability company whose address is 86 North University Ave, Suite 420, Provo, Utah ATTN: Brooke Roney (“Landlord”) and Nu Skin International, Inc., a Utah corporation whose address is 75 West Center Street, Provo, Utah ( “Tenant”).

R E C I T A L S

A.	Pursuant to that certain Master Lease Agreement dated as of July 1, 2001 together with Amendment No. 1 to Master Lease Agreement dated as of July 1, 2003 (collectively, the “Master Lease”), Landlord has been leasing to Tenant certain warehouse space known as Annex A and located at ________________________ (the “Premises”)

B.	Tenant and Landlord desire to extend the term of the lease for the Premises.

        NOW, THEREFORE, the parties hereby agree to amend and restate in its entirety that portion of Schedule A to the Master Lease (or any amendment thereto) with respect to the Premises..

1.     Term of Lease. The initial term of the lease shall be for a term of three (3) years commencing on July 1, 2008 ( the “Commencement Date”) and ending on June 30, 2011 (the “Expiration Date”).

2.     Option to Extend Term: The term of the lease of the Premise shall automatically be extended for a period of five years at the end of the initial term unless Tenant provides written notice of its intention not to renew the lease to Landlord no later than one-year prior to the expiration of the initial term set forth in paragraph 1 above.

3.     Monthly Rent. The monthly rent shall be paid to the Landlord for the Premises in the following monthly payments:

MONTHS	MONTHLY BASE RENT
1-12	$9,000.00
13-24	$9,270.00
25-36	$9,548.10
RENEWAL TERM
1-12	$9,834.54
13-24	$10,129.58
25-36	$10,433.47
37-48	$10,746.47
49-60	$11,068.86

        4.     Prepaid Rent; Security Deposit: Prepaid Rent: None; Security Deposit: $8,000.00.

        5.      Taxes/Repairs. Landlord shall reimburse Tenant for Landlord’s shares of any property taxes assessed on the property based on the square footage retained by Landlord and the square footage utilized by Tenant. Landlord shall be responsible for any repairs and maintenance to the portion of the Premises retained by Landlord.

        Executed on the dates indicated below November to be effective as of July 1, 2008.

LANDLORD:

ASPEN COUNTRY, LLC

/s/ Brooke B. Roney
By:    Brooke B. Roney
Its:    Manager

Date:    November 10, 2008

TENTANT:

NU SKIN INTERNATIONAL, INC.

/s/ Matt Dorny
By:    Matt Dorny
Its:    Vice President